UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2011

CITY NATIONAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-10521	95-2568550
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

City National Plaza, 555 South Flower Street, Los Angeles, California 90071

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (213) 673-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 16, 2011, in addition to the annual equity compensation awards for named executives, the Compensation, Nominating & Governance Committee (the “Committee”) of the Board of Directors of City National Corporation (the “Company”) approved grants of restricted stock unit awards pursuant to the 2008 Omnibus Plan to the named executive officers listed in the table below.  The descriptions set forth below of the restricted stock unit awards are qualified by reference to the 2008 Omnibus Plan and the form of award agreement, each of which is incorporated by reference as exhibits to this Current Report on Form 8-K.

Each restricted stock unit award is subject to forfeiture in the event of the termination of the recipient’s employment with the Company for any reason other than death or total disability. These forfeiture restrictions will lapse with respect to fifty percent (50%) of the award on February 16, 2016 and with respect to the other fifty percent (50%) of the award on February 16, 2017. These forfeiture restrictions may lapse earlier at the discretion of the Committee upon either the occurrence of a change in control of the Company or upon the termination of the recipient’s employment with the Company for a reason other than death or total disability.

A recipient of a restricted stock unit award is not entitled to vote the share equivalents subject to the award, but will be eligible to receive dividend equivalent rights that are equal to the dividends that would be paid on the share equivalents subject to the award, provided that these rights will terminate upon any forfeiture of the award.  Within six months of the recipient’s termination of service with the Company, the restricted stock unit awards which are not subject to forfeiture will be converted to shares of the Company’s common stock and distributed to the recipient.

The following table sets forth the named executive officers who received the awards and the amount of restricted stock units awarded to each:

Named Executive Officer	Restricted stock unit awards
Christopher Carey	24,635
Christopher Warmuth	24,635
Michael Cahill	16,423

Item 9.01.                              Financial Statements and Exhibits.

(d)           Exhibits.

10.1                           City National Corporation 2008 Omnibus Plan, as amended. (Incorporated by reference from Appendix A to the Registrant’s Proxy Statement filed with the SEC for the Annual Meeting of Stockholders held on April 21, 2010.)

10.2                           Form of Restricted Stock Unit Award Agreement and Restricted Stock Unit Award Agreement Addendum under the City National Corporation 2008 Omnibus Plan. (Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2011	CITY NATIONAL CORPORATION

	By:	/s/ Christopher J. Carey
Christopher J. Carey
Chief Financial Officer